Exhibit 10.24

VX3 EXCHANGE AGREEMENT

THIS VX3 EXCHANGE AGREEMENT (this “Agreement”) is entered into as of August 13, 2018, by and among:

(1)	VX 3 INC., an Ontario corporation (“VX GP”);
(2)	VX3 (DE) LP, a Delaware limited partnership (“LP”);
(3)	VACCINEX, INC., a Delaware corporation (“Vaccinex”);
(4)	FCMI PARENT CO., a Nova Scotia Unlimited Liability Company (“FCMI”); and
(5)	Certain investors listed on Schedule A attached hereto to whom LP issued units of limited partnership interest (the “Units”) (the “Investors”)

Each of the above are referred to herein individually, as a “Party,” and collectively, as the “Parties.”

WHEREAS, VX GP is the general partner of LP;

AND WHEREAS, LP issued Units to the Investors;

AND WHEREAS, as of the date hereof, the Investors set forth on Schedule A are all the limited partners of LP (the “Limited Partners”);

AND WHEREAS, the number of Units held by the Limited Partners and the aggregate number of Units issued and outstanding, in each case, as of the date hereof, are set forth on Schedule A;

AND WHEREAS, VX GP is entering into this agreement on behalf of the Limited Partners.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the Parties hereby agree as follows:

1	As used herein, the following terms have the following meanings:

“Exchange” means the transfer by an Investor to Vaccinex of the number of Units in exchange for a number of Vaccinex Shares calculated pursuant to the Exchange Ratio.  As of the date hereof, the Investors hold an aggregate of 24,000,000 Units which are exchangeable hereunder for an aggregate of up to 1,318,797 Vaccinex Shares.

“Exchange Notice” means a notice, in substantially the form of Schedule B attached hereto, provided by or on behalf of an Investor to exercise such Investor’s Exchange Right.

“Exchange Ratio” means 0.05495 Vaccinex Shares for every 1 Unit transferred pursuant to an Exchange (subject to appropriate adjustment in the event of any splits, dividends, combinations, subdivisions, recapitalizations or the like, affecting the Units or Vaccinex Shares, in each case, following the date hereof, provided, however, that no such adjustment shall be made to effect any such event affecting the Vaccinex Shares to the extent that a corresponding adjustment is made to all issued and outstanding Units prior to such Exchange under the terms of the LPA).

“Exchange Right” means the right of the Investors, FCMI and Vaccinex hereunder to initiate an Exchange.

“LPA” means the Agreement of Limited Partnership of LP, dated October 27, 2017, by and among VX GP, the Investors, and any other persons who shall in the future execute and deliver the LPA as additional Limited Partners.

“Vaccinex Shares” means shares of authorized common stock, par value $0.0001 per share, of Vaccinex.

2	In the event of a request of an Investor made to Vaccinex to exercise such Investor’s Exchange Right in respect of all but not less than all of that Investor’s Units (“Exchange Units”):
(a)

Such Investor will transfer to Vaccinex the Exchange Units, or such transfer may be effected by VX GP, pursuant to the power of attorney granted by such Investor to VX GP as general partner of LP under the LPA;

(b)	Vaccinex will issue to such Investor the number of Vaccinex Shares as determined by the Exchange Ratio (and as listed in Schedule A) in exchange for such Exchange Units.

The right of Investors to exercise an Exchange Right is expressly limited to those Units held by the Investors as of the date hereof (subject to appropriate adjustment in the event of any splits, dividends, combinations, subdivisions, recapitalizations or the like, affecting the Units following the date hereof), which Units are set forth on Schedule A to the LPA as of the date hereof.

3	Without limiting Section 2, in the event of a request of FCMI made to Vaccinex to exercise FCMI’s Exchange Right in respect of all but not less than all of FCMI’s Units:
(a)

Each Investor, including FCMI, will transfer to Vaccinex all but not less than all of that Investor’s Units, or such transfer may be effected by VX GP, pursuant to the power of attorney granted by such Investor to VX GP as general partner of LP under the LPA;

(b)	Vaccinex will issue to each Investor, including FCMI, the number of Vaccinex Shares as determined by the Exchange Ratio in exchange for such Investor’s Units.
4

Vaccinex may exercise the Exchange Right at its option, at any time, so as to result in the transfer of all but not less than all of the then-outstanding Units to Vaccinex in any of the following circumstances:

(a)

Vaccinex has entered into (including by entering into definitive documents related thereto) a transaction such as a sale, merger or consolidation such that Vaccinex Shares are or will be sold or, exchanged for cash and/or marketable securities;

(b)	At any time on or after the fifth anniversary of the date hereof; and
(c)

Vaccinex or LP has entered into (including by entering into definitive documents related thereto) a licensing, partnering or similar transaction, including a product sale or option to enter into the foregoing, with respect to one or more of the products and indications licensed to LP by Vaccinex, and all amounts then due and owing to LP in connection with such transaction have been paid to LP; provided, that Vaccinex will use its commercially reasonable efforts to structure the transaction, or enter into such related transactions, such that the Investors are either able to defer tax liabilities, to the extent permitted by law, or to monetize a portion of their Units or Vaccinex Shares so as to defray any taxes arising as a result of the transaction, in each case, in accordance with applicable law.

For the avoidance of doubt, (i) following the consummation of an Exchange in accordance with this Agreement with respect to all Units, other than as a holder of Vaccinex Shares, if applicable, neither LP nor the Investors shall have a right to receive proceeds of such transaction paid to Vaccinex or LP following the consummation of such Exchange, and (ii) the Parties agree and acknowledge that nothing contained in this Agreement shall require Vaccinex or LP to obtain the consent of any Party hereto in order to enter into or consummate any such transaction.

5

In the event either an Investor, FCMI or Vaccinex exercise their Exchange Right hereunder, each Investor, FCMI and Vaccinex shall take all steps necessary to effect the applicable Exchange on the terms and conditions contained herein, including by taking any action reasonably requested by Vaccinex with respect to the transfer of Units.

6

Vaccinex Shares issued in connection with an Exchange shall be issued in accordance with the registration instructions set forth in the Exchange Notice, in the absence of which they shall be issued in the name of the applicable Investor.

7

Notwithstanding anything herein to the contrary, if applicable, no fractional Vaccinex Shares shall be issuable upon exercise of the Exchange Right or in connection with an Exchange.  If applicable, the number of Vaccinex Shares to be issued shall be rounded down to the nearest whole number of Vaccinex Shares.

8

Prior to the consummation of an applicable Exchange in accordance with this Agreement, no Investor shall have any rights of a holder of Vaccinex Shares, or otherwise as a stockholder of Vaccinex, including, without limitation, the right to vote on any matter presented to the stockholders of Vaccinex or receive any dividends or distributions on Vaccinex Shares or other shares of Vaccinex stock.  Following the consummation of an applicable Exchange in accordance with this Agreement, the Investors shall not have any rights as a holder of Units, including, without limitation, with respect to the management of LP, any distribution made to the holders of Units or any other interest in LP.

9

Vaccinex shall reserve and keep available during the term of this Agreement, out of its authorized and unissued shares of common stock, that number of Vaccinex Shares that will from time to time be sufficient to permit the exercise in full of the Exchange Right.  If in connection with the exercise of an Exchange Right, Vaccinex does not have sufficient authorized and unissued Vaccinex Shares to permit the exercise in full of the Exchange Right, Vaccinex will promptly take such actions as are reasonably necessary to authorize additional Vaccinex Shares to permit the exercise in full of the Exchange Right, subject to applicable laws and the rights of Vaccinex stockholders.

10	The Parties hereby represent and warrant to each other as follows:
(a)	Such Party has the full corporate or limited partnership power and authority, as applicable, to execute and deliver this Agreement and to carry out the transactions contemplated hereby;
(b)

The execution and delivery of, and performance by such Party under, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of such Party and LP;

(c)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the organizational documents of such Party, (ii) violate any provision of applicable law binding on such Party, or (iii) conflict with, result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any material contract binding on such Party.

11	LP and VX GP hereby represent and warrant to Vaccinex as follows:
(a)

Schedule A to the LPA sets forth the true, correct and complete capitalization of LP, including all issued and outstanding Units and the holders thereof, and there are no holders of equity interests in or other securities of LP except for the Investors (all of whom are set forth on such Schedule A) and the general partnership interest of VX GP; and

(b)

Except for the Units set forth on Schedule A to the LPA, there are no outstanding units or other partnership interests in LP, or options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from LP any units or partnership interests, or any securities convertible into or exchangeable for units or partnership interests of LP.

12

Vaccinex hereby represents and warrants to LP and VX GP as follows:  all Vaccinex Shares which may be issued upon an Exchange hereunder shall, upon issuance in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except as may be provided herein, restrictions under applicable federal and state securities laws, the certificate of incorporation of Vaccinex, as then in effect, or the Stockholders Agreements (as defined below) if then in effect, and for such liens and encumbrances as may be created by an Investor.

13

VX GP and LP hereby covenant and agree that following the date hereof, without the prior written consent of Vaccinex, LP will not (a) issue any Units or any other units or other partnership or equity interests, including any securities convertible for exchangeable for units or other partnership or equity interests of LP, (b) declare or consummate any split, dividend, combination, subdivision, recapitalization or the like, affecting the Units or any other unit or partnership or equity interest in LP, or (c) cause or permit the transfer of any Units to any person or entity not listed on Schedule A attached hereto; provided, however, that (1) Vaccinex may not unreasonably withhold its consent from any proposed transfer of Units to any person or entity which is not an Investor as of the date hereof (as reflected on Schedule A to the LPA as of the date hereof), and (2) any holder of Units may, without the prior written consent of Vaccinex, transfer Units for bona fide estate planning purposes, either during or after such holder’s lifetime or upon death by will or intestacy, to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such holder (or of his or her spouse) (all of the foregoing collectively referred to as “Family Members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such holder or any such family members; provided, that (i) such holder shall deliver prior written notice to Vaccinex of such transfer, (ii) such Units and such transferee(s) shall remain subject to the terms of this Agreement; and (iii) such transfer shall be permitted by applicable law.

14

The obligations of Vaccinex to issue Vaccinex Shares and the rights of any holder of Units to receive Vaccinex Shares hereunder in connection with an Exchange are expressly subject to the execution and delivery by any recipient of Vaccinex Shares (including Investors, as applicable) of joinders or counter-part signature pages to all stockholders agreements binding on holders of Vaccinex Shares and such other documents or instruments as may be reasonably requested by Vaccinex, which may include transfer instruments with respect to the Units, transfer restrictions applicable to other holders of Vaccinex Shares, representations and warranties of such recipient regarding their ownership of the Units and/or the Vaccinex Shares or as may be necessary or advisable under United States federal and state securities laws (the “Stockholders Agreements”).

15	This Agreement shall be effective as of the date first written above upon the execution and delivery hereof by each Party hereto.
16	This Agreement may be amended by mutual written agreement of Vaccinex and FCMI.

17

This Agreement may be terminated by mutual written agreement of Vaccinex and FCMI, and shall automatically terminate upon (a) the consummation of the Exchange with respect to all Units or (b) upon FCMI’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), a merger or consolidation of LP with or into Vaccinex or any of its direct or indirect subsidiaries or controlled affiliates.

18	Any notice, consent, waiver or other communication given under this Agreement must be in writing and may be given by delivering it or sending it by confirmed email addressed:
(a)	to Vaccinex:

Attention:  Maurice Zauderer
Email:

with a copy (which shall not constitute notice) to:

Attention: Asher M. Rubin
Email:

(b)	to LP:

Attention:  Richard Sutin
Email:

with a copy (which shall not constitute notice) to:

Attention: Asher M. Rubin
Email:

(c)	to FCMI:

Attention:  Dan Scheiner
Email:

Any such communication is deemed to have been delivered on the date of confirmed transmission, unless that day is not a business day in Canada or in the United States or if such confirmed transmission is not received during normal business hours of the recipient, in which event it will be deemed delivered on the next following business day.  Any Party may change its email address for service by notice given in accordance with the foregoing and any subsequent notice must be sent to such Party at its changed email address.

19

None of the Parties shall sell, transfer or assign (including by operation of law) its interest in this Agreement without (a) providing reasonable prior written notice to the other Parties, and (b) subject to Section 13, obtaining the prior written consent of Vaccinex.  Any transfer or assignment not permitted under this section shall be null and void and of no effect whatsoever.

20	The provisions hereof shall inure to the benefit of the Parties and their respective successors and permitted assigns.
21

Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective successors and permitted assigns and the Investors any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

22

Without limiting anything else contained herein, the Parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper, or advisable, consistent with all applicable laws, to consummate and make effective the transactions contemplated hereby on the terms and subject to the conditions contained herein.  Without limiting the foregoing, each Party shall use its commercially reasonable efforts, and the other Parties shall cooperate with such efforts, to (a) execute and deliver, or cause to be executed and delivered, such further documents and instruments, including tax certifications and documents, in each case as may be necessary or proper in the reasonable judgment of Vaccinex, to carry out the provisions and purposes of this Agreement and to comply with applicable legal requirements and (b) obtain any consents, approvals or authorization, or effect the notification of or filing with, each person, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby on the terms and subject to the conditions contained herein.

23	The construction and performance of this Agreement shall be governed by the laws of the State of Delaware.
24

This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.  This Agreement may be executed through delivery of duly executed signature pages by facsimile or electronic mail.

[signature pages follow]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

VX 3 Inc.

By:	/s/ Richard Sutin

Name:	Richard Sutin

Title:	President

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

VX3 (DE) LP

By: VX 3 Inc., its general partner

By:	/s/ Richard Sutin

Name:	Richard Sutin

Title:	President

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

VACCINEX, INC.

By:	/s/ Scott E. Royer

Name:	Scott E. Royer

Title:	Chief Financial Officer

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

FCMI PARENT CO.

By:	/s/ Dan Scheiner

Name:	Dan Scheiner

Title:	Vice President

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

By:	/s/ Benjamin Zarnett

Name:	Benjamin Zarnett

Title:

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

Gee Eff Services Limited

By:	/s/ Jack Frieberg

Name:	Jack Frieberg

Title:

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

By:	/s/ Joseph Rutman

Name:	Joseph Rutman

Title:

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

Joseph Rutman, as bare trustee for: Jonathan Rutman Shawna Rutman Iankelevic Gerald Rutman Joseph Rutman Laila Rutman Alter Reena Rutman Lauterpacht

By:	/s/ Joseph Rutman

Name:	Joseph Rutman

Title:	Trustee

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

By:	/s/ Lawrence Chernin

Name:	Lawrence Chernin

Title:

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

By:	/s/ Stephen Halperin

Name:	Stephen Halperin

Title:

[Signature Page to VX3 Exchange Agreement]

IN WITNESS WHEREOF the Parties have executed this VX3 Exchange Agreement as of the date first above written.

By:	/s/ Richard Sutin

Name:	Richard Sutin

Title:

[Signature Page to VX3 Exchange Agreement]

SCHEDULE A

INVESTORS

Partner Name and Address	VX GP Units	Units	Voting Interest	Initial Capital Contribution	Total Capital Contributions	Vaccinex Shares (Post-Exchange)
VX3 Inc. Attn: Richard S. Sutin Email:	1	0	0%	$1	$1	0
SUBTOTAL	1	0	0%	$1	$1	0
FCMI Parent Co. Attn: Dan Scheiner Email:	0	21,475,000	89.479%	$11,475,000	$21,475,000[1]	1,180,051
Richard Sutin Norton Rose Fulbright Canada LLP Email:	0	75,000	0.313%	$75,000	$75,000	4,121
Benjamin Zarnett Goodmans LLP Email:	0	25,000	0.104%	$25,000	$25,000	1,373
Joseph Rutman, as bare trustee for: Jonathan Rutman Shawna Rutman Iankelevic Gerald Rutman Joseph Rutman Laila Rutman Alter Reena Rutman Lauterpacht, in equal shares Email:	0	300,000	1.250%	$300,000	$300,000	16,485
Stephen Halperin Goodmans LLP Email:	0	25,000	0.104%	$25,000	$25,000	1,373
Lawrence Chernin Goodmans LLP Email:	0	25,000	0.104%	$25,000	$25,000	1,373
Gee Eff Services Limited Email:	0	75,000	0.313%	$75,000	$75,000	4,121

[1]	FCMI Parent Co. made Capital Contributions to the LP in the amounts of US$8,000,000 and US$2,000,000 on or about February 28, 2018 and May 15, 2018, respectively.
[2]	Joseph Rutman, Trustee, made a Capital Contribution to the LP in the amount of US$2,000,000 on or about June 12, 2018.

Partner Name and Address	VX GP Units	Units	Voting Interest	Initial Capital Contribution	Total Capital Contributions	Vaccinex Shares (Post-Exchange)
Joseph Rutman, Trustee[2] Email:	0	2,000,000	8.333%	$0	$2,000,000	109,900
SUBTOTAL	0	24,000,000	100%	$12,000,000	$24,000,000	1,318,797
TOTAL	1	24,000,000	100%	$12,000,001	$24,000,001	1,318,797

SCHEDULE B

EXCHANGE NOTICE

Vaccinex, Inc.

1895 Mt. Hope Avenue

Rochester, NY 14620

1.The undersigned hereby irrevocably elects to exercise its Exchange Right in respect of all but not less than all of its Units.

2.Please issue a certificate or certificates representing the Vaccinex Shares issuable upon the exchange of such Units in the name of the undersigned or in such other name as is specified below:

(please print name and address above)

3.The undersigned represents it is acquiring the Vaccinex Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

4.Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the VX3 Exchange Agreement, dated August 13, 2018, among VX 3 Inc., VX3 (DE) LP, Vaccinex, Inc., FCMI Parent Co. and certain investors listed on Schedule A attached thereto to whom VX3 (DE) LP issued units of limited partnership interest.

[INVESTOR’S NAME]

Date: